UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
--------------------------------------------------------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2020

----------------------------------------------------------------
HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE,	NORTH LIBERTY,	IA	52317
(Address of Principal Executive Offices)			(Zip Code)
(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2020, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting seven (7) directors were elected to serve as the Board of Directors until the 2021 Annual Meeting of Stockholders, the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020 was ratified, and compensation of named executive officers of the Company was approved in an advisory and non-binding vote.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	77,083,557	1,236,000	1,475,955
Dr. Benjamin J. Allen	77,232,338	1,087,219	1,475,955
James G. Pratt	77,389,377	930,180	1,475,955
Dr. Tahira K. Hira	70,666,053	7,653,504	1,475,955
Larry J. Gordon	77,688,677	630,880	1,475,955
Brenda S. Neville	77,992,073	327,484	1,475,955
Michael J. Sullivan	78,260,848	58,709	1,475,955

The voting tabulation on the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020 was as follows:

For	Against	Abstain
79,654,117	130,363	11,032

The voting tabulation on the non-binding advisory vote on named executive officer compensation was as follows:

For	Against	Abstain	Broker Non-votes
78,073,805	235,304	10,448	1,475,955

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 15, 2020	By:/s/Christopher A. Strain
Christopher A. Strain
Chief Financial Officer and Treasurer